Exhibit 12

                ALLSTATE LIFE INSURANCE COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO


                                                         For the six-month
                                                           periods ended                    For the year ended
                                                             June 30,                          December 31,
                                                         ------------------   -----------------------------------------------
     (in millions)                                        2005      2004       2004      2003      2002      2001      2000
                                                         --------  --------   -------   -------   -------   -------   -------
 1.  Income from operations before income taxes and
     cumulative effect of changes in accounting
     principle, after-tax                                $    207  $    228   $   545   $   453   $   302   $   553   $   711
                                                         --------  --------   -------   -------   -------   -------   -------

     Fixed Charges:

 2.  Interest on indebtedness                            $      -  $      -   $     -   $     -   $     -   $     -   $     -

 3.  Interest factor of annual rental expense                   -         -         -         -         2         4         4
                                                         --------  --------   -------   -------   -------   -------   -------

 4.  Total fixed charges (2+3)                           $      -  $      -   $     -   $     -   $     2   $     4   $     4
                                                         --------  --------   -------   -------   -------   -------   -------

 5.  Income from operations before income taxes
     and fixed charges (1+4)                             $    207  $    228   $   545   $   453   $   304   $   557   $   715
                                                         ========  ========   =======   =======   =======   =======   =======

 6. Ratio of earnings to fixed charges before dividends
    on redeemable preferred securities and interest
    credited to contractholder funds (5/4)                      -         -         -         -     152.0 X   139.3 X   178.8 X
                                                         ========  ========   =======   =======   =======   =======   =======

 7.  Dividends on redeemable preferred securities               -         -         2         2         3        20        20

 8.  Total fixed charges and dividends on redeemable
     preferred securities (4+7)                          $      -  $      -   $     2   $     2   $     5   $    24   $    24
                                                         --------  --------   -------   -------   -------   -------   -------

 9. Income from continuing operations before income
    taxes, fixed charges and redeemable preferred
    securities (1+4+7)                                   $    207  $    228   $   547   $   455   $   307   $   577   $   735
                                                         ========  ========   =======   =======   =======   =======   =======

10. Ratio of earnings to fixed charges, excluding
    interest credited to contractholder funds (A) (9/8)         -         -     273.5 X   227.5 X    61.4 X    24.0 X    30.6 X
                                                         ========  ========   =======   =======   =======   =======   =======

11. Interest credited to contractholder funds            $  1,147  $    912   $ 1,923   $ 1,764   $ 1,691   $ 1,670   $ 1,519

12. Total fixed charges including dividends on
    redeemable preferred securities and interest
    credited to contractholder funds (8+11)              $  1,147  $    912   $ 1,925   $ 1,766   $ 1,696   $ 1,694   $ 1,543
                                                         --------  --------   -------   -------   -------   -------   -------

13. Income from continuing operations before income
    taxes and fixed charges including interest
    credited to contractolder funds (1+12)               $  1,354  $  1,140   $ 2,470   $ 2,219   $ 1,998   $ 2,247   $ 2,254
                                                         ========  ========   =======   =======   =======   =======   =======

14. Ratio of earnings to fixed charges (13/12)                1.2 X     1.3 X     1.3 X     1.3 X     1.2 X     1.3 X     1.5 X
                                                         ========  ========   =======   =======   =======   =======   =======


(A) In this presentation, interest credited to contractholder funds is excluded to promote transparency and allows users of this exhibit to quantify the impact of interest credited to contractholder funds on the ratio of earnings to fixed charges.